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EXHIBIT 24(b) 1(b)

                    STRATTON MONTHLY DIVIDEND SHARES, INC.

                           ARTICLES OF AMENDMENT TO
                           ARTICLES OF INCORPORATION


     STRATTON MONTHLY DIVIDEND SHARES, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: In accordance with the requirements of Section 2-605 of the Maryland General Corporation Law, the Board of Directors of the Company pursuant to resolutions approved at a regular meeting of the Board of Directors held on October 1, 1997, and pursuant to a resolution approved by the shareholders of the Company at a special meeting of shareholders held on December 9, 1997, has amended the Charter of the Company as follows:

     The name of the Company is changed to Stratton Monthly Dividend REIT Shares, Inc.

     SECOND: The foregoing amendment to the Charter has been duly approved by a majority of the entire Board of Directors and by the affirmative vote of a majority of the Company's outstanding shares present or in person at a meeting at which a quorum was present. The amendment is limited to a change expressly permitted to be made under Section 2-605(a)(4) of the Maryland General Corporation Law and the Company is an open-end company under the Investment Company Act of 1940.

     THIRD:    The Articles of Amendment will become effective at 12:01 a.m. on
January 22, 1998.

     IN WITNESS WHEREOF, Stratton Monthly Dividend REIT Shares, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf as of this 19th day of January, 1998.

Attest:                                  STRATTON MONTHLY DIVIDEND
                                             REIT SHARES, INC.

/s/ Patricia L. Sloan                    /s/ John A. Affleck
-----------------------------------      -----------------------------
By:    Patricia L. Sloan                 By:    John A. Affleck
Title: Secretary/Treasurer                      Title:  President
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     THE UNDERSIGNED, President of the Company, who executed on behalf of said
Company the foregoing Articles of Amendment to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Company, the foregoing Articles of Amendment to the Articles of Incorporation to be the corporate act of said Company and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                     /s/ John A. Affleck
                                    --------------------------------------
                                    By:    John A. Affleck
                                    Title: President